Exhibit 10.51

WARNER MUSIC GROUP CORP.

STOCK APPRECIATION RIGHTS AGREEMENT

(NON-U.S. EMPLOYEE)

THIS STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of this                      day of                     , 200    , by and between Warner Music Group Corp., a Delaware corporation (“Parent”), and                      (the “Executive”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warner Music Group Corp. 2005 Omnibus Award Plan (the “Plan”).

WHEREAS, [Warner Music Inc., a Delaware corporation] [INSERT APPROPRIATE NAME OF EMPLOYING SUBSIDIARY] (the “Company”), an indirect majority owned subsidiary of Parent, or one of Parent’s other direct or indirect subsidiaries, employs the Executive; and

WHEREAS, the Board of Directors of Parent (the “Board”) has determined that it is in the best interests of Parent and its stockholders to grant under the Plan to the Executive as of the date hereof (the “Effective Date”) Stock Appreciation Rights in respect of shares of Common Stock of Parent (“Common Stock”), as provided for herein (the “SAR Award”).

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Incorporation by Reference, Etc. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

2. Grant. Parent hereby grants to the Executive Stock Appreciation Rights in respect of              shares of Common Stock (each such right in respect of a share of Common Stock, an “SAR”), on the terms and conditions set forth in the Plan and this Agreement. The Strike Price of each SAR is $            .

3. Payment Upon Exercise. The amount payable upon the exercise of all or any portion of the SARs in accordance with Section 5 shall be equal to the excess, if any, of the Fair Market Value of one share of Common Stock on the date of the exercise of the SARs (but not greater than [two (2) times] the Strike Price) over the Strike Price, multiplied by the number of SARs being exercised.

4. Expiration Date. Subject to Section 6 hereof, any unexercised SARs shall expire at the end of the period commencing on the Effective Date and ending at 11:59 p.m. Eastern Time (“ET”) on the day preceding the tenth anniversary of the Effective Date (the “SAR Period”).

5. Exercisability of the SARs.

(a) General. Except as may otherwise be provided herein, the SARs shall become vested and exercisable in four equal installments on the day prior to each of the [first, second, third and fourth] anniversaries of the Effective Date provided that the Executive remains employed with the Company on each such date, such that one hundred percent (100%) of the SARs shall be vested and exercisable on the day prior to the [fourth] anniversary of the Effective Date; provided that the unvested portion of the SARs shall become vested and exercisable upon a termination of the Executive’s employment with the Company (A) due to his death or (B) by the Company due to his Disability or without Cause, or (C) by the Executive for Good Reason, if applicable, in each case on or after a Change in Control or, in the case of a termination by the Company without Cause, in anticipation of a Change in Control (a termination described in the foregoing proviso being referred to hereinafter as a “CIC Termination”).

(b) The term “Vested SARs,” as used herein, shall mean the portion of the SARs on and following the time that the vesting condition set forth in Section 5(a) hereof has been satisfied as to such portion. The portion of the SARs which has not become the Vested SARs is hereinafter referred to as the “Unvested SARs.”

(c) The SARs may be exercised only as to the Vested SARs, and only by written notice, substantially in the form attached hereto as Exhibit A (or a successor form provided by Parent) delivered in person or by mail in accordance with Section 12(a) hereof. Payment in respect of exercised SARs may be made only in cash. Vested SARs shall be exercised automatically if and when the Fair Market Value of the Common Stock equals two times the Strike Price. [Unvested SARs which become Vested SARs at a time when the Fair Market Value of the Common Stock equals or exceeds the Strike Price shall be exercised automatically upon becoming Vested SARs. If the Executive becomes subject to Section 409A of the Code, then (i) all Vested SARs shall be automatically exercised immediately prior to such time and (ii) all Unvested SARs shall be automatically exercised immediately upon becoming Vested SARs; provided that this sentence shall apply only to the extent necessary to avoid accelerated taxation or tax penalties to the Executive under Section 409A of the Code.] If requested by Parent, the Executive shall promptly deliver his copy of this Agreement evidencing the SARs to the Secretary of Parent who shall endorse thereon a notation of such exercise and promptly return such Agreement to the Executive.

6. Effect of Termination of Employment on SARs.

(a) For purposes of this Agreement, the Executive’s employment may be terminated (i) by the Company for Cause or by the employee in violation of any applicable employment agreement (a “6(a)(i) Termination”), (ii) by the Executive other than as a Retirement and without any violation of any applicable employment agreement (a “6(a)(ii) Termination”), (iii) by the Company without Cause (including on account of Disability), or on account of the Executive’s death (a “6(a)(iii) Termination”) or (iv) by the Executive on account of Retirement (a “6(a)(iv) Termination”). For purposes of the preceding sentence, “Retirement” shall mean the Executive’s voluntary termination of employment with the Company on or after the age of 62, after no less than 10 years of employment with the Company.

(b) The Unvested SARs, if any, shall immediately terminate upon the termination of the Executive’s employment with the Company and its affiliates for any reason.

(c) The Vested SARs shall remain exercisable by the Executive until, as applicable, (i) the date of a 6(a)(i) Termination, (ii) thirty (30) days following the date of a 6(a)(ii) Termination, (iii) one hundred and twenty (120) days following the date of a 6(a)(iii) Termination and (iv) the last day of the SAR Period, in the case of a 6(a)(iv) Termination.

7. Compliance with Legal Requirements. The granting and exercising of the SARs, and any other obligations of the Company under this Agreement, shall be subject to all applicable laws of any governmental authority with jurisdiction over this Agreement, and to all rules and regulations and to such approvals by any regulatory or governmental agency as may be required. Parent, in its sole discretion, may postpone the payment hereunder as Parent may consider appropriate and may require the Executive to make such representations and furnish such information as it may consider appropriate in connection with the payment in compliance with applicable laws, rules and regulations.

8. Transferability. Except as described in Section 12(k) of the Plan, the SARs shall not be transferable by the Executive other than by will or the laws of descent and distribution, and any such purported transfer shall be void and unenforceable against Parent; provided that the designation of a beneficiary shall not constitute a transfer or encumbrance.

9. Rights as Stockholder. The SARs awarded pursuant to this Agreement shall be used solely as a device for the measurement and determination of the dollar amount to be paid to Executive as provided herein. SARs shall not constitute or be treated as property or as a trust fund of any kind or as stock, stock options or any other form of equity security. Executive shall have only those rights set forth in the Agreement with respect to SARs awarded to him or her and shall have no rights as a shareholder of the Company by virtue of having been granted SARs.

10. Tax Withholding. Notwithstanding any other provision of this Agreement, the Parent may withhold from amounts payable under this Agreement all taxes that are required to be withheld by applicable law or regulation.

11. Adjustments for Stock Splits, Stock Dividends, etc.; Change in Control. The SARs (including but not limited to the number of shares in respect of which the SARs relate and the Strike Price) shall be subject to adjustment, substitution, or cancellation as determined by the Committee in its sole discretion, as is fully set forth in Section 13 of the Plan.

12. Miscellaneous.

(a) Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, or one business day after mailing by a nationally recognized express mail delivery service with instructions for next-day delivery, to those persons listed below at their following respective addresses or at such other address or person’s attention as each may specify by notice to the others:

To Parent:

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

Attention: General Counsel

To the Executive:

The most recent address for the Executive in the records of Parent or the Company. The Executive hereby agrees to promptly provide Parent and the Company with written notice of any change in the Executive’s address for so long as this Agreement remains in effect.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Executive any right to be retained, in any position, as an employee, consultant or director of the Company or its affiliates or shall interfere with or restrict in any way the right of the Company or its affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever.

(d) Beneficiary. The Executive may file with Parent a written designation of a beneficiary on such form as may be prescribed by Parent and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Executive, the executor or administrator of the Executive’s estate shall be deemed to be the Executive’s beneficiary.

(e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of Parent and its successors and assigns, and of the Executive and the beneficiaries, executors, administrators, heirs and successors of the Executive.

(f) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g) SAR Award Subject to Plan. By entering into this Agreement, the Executive agrees and acknowledges that the Executive has received and read a copy of the Plan. The SAR Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(h) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (UNITED STATES OF AMERICA) APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK (UNITED STATES OF AMERICA). EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

(i) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(j) Interpretations. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. The term “Company” as used herein with reference to the employment of the Executive or the termination thereof shall refer to the Company, Parent and each of their direct and indirect subsidiaries.

(k) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

(l) No Acquired Right1. The Executive acknowledges and agrees that this SAR Award and any similar awards the Parent may in the future grant to the Executive, even if such awards are made repeatedly or regularly, and regardless of their amount, (a) are wholly discretionary, are not a term or condition of

[1]	This section should only be used in awards for individuals in the European Union.

employment and do not form part of a contract of employment, or any other working arrangement, between the Executive and the Company, (b) do not create any contractual entitlement to receive future awards or to continued employment; and (c) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by the applicable law of any governmental entity to whose jurisdiction the award is subject.

13. Data Protection2.

(a) In order to facilitate the administration of the SAR Award, it will be necessary for the Company or (its payroll administrators) to collect, hold and process certain personal information about the Executive (including, without limitation, the Executive’s name, home address, telephone number, date of birth, nationality and job title and details of the SAR Award). The Executive consents to the Company (or its payroll administrators) collecting, holding and processing his personal data and transferring this data to third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the SAR Award.

(b) The Data Recipients will treat the Executive’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the SAR Award and will take reasonable measures to keep the Executive’s personal data private, confidential, accurate and current.

(c) Where the transfer is to be a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Participants personal data continues to be adequately protected and securely held.

(d) The Executive understands that the Executive may, at any time, view his personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company but acknowledges that without the use of such data it may not be practicable for the Company to administer the Executive’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Executive and may result in the possible exclusion of the Executive from continued participation with respect to this SAR Award or any future deferred compensation awards.

[2]	This section should only be used in awards for individuals in the European Union.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Warner Music Group Corp.

By:
Title:

Executive

[NAME]

Exhibit A

NOTICE OF SAR EXERCISE

To exercise your SAR, please fill out this form and return it to the Corporate Secretary of Parent. You are not required to receive payment with respect to all SARs under your SAR Award.

I hereby exercise my right to payment in respect of              SARs under the SAR Award granted to me pursuant to the Stock Appreciation Rights Agreement between myself and Parent, dated as of             , 200    . My award is vested and exercisable as to the SARs being exercised hereunder. I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise these SARs.

Signature:

Printed Name:

Social Security Number:

Date: